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                                  EXHIBIT 23.3

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                                                                    Exhibit 23.3






                       [Letterhead of RP Financial, L.C.]


                                                   June 25, 2002



Board of Directors
Citizens South Holdings, MHC
Citizens South Banking Corporation
Citizens South Bank
245 West Main Avenue
Gastonia, North Carolina  28052

Members of the Boards of Directors:

         We hereby consent to the use of our firm's name in the Form AC Application for Conversion, and any amendments thereto, and in the Registration Statement on Form S-1, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Citizens South Banking Corporation.

                                                           Sincerely,

                                                           RP FINANCIAL, LC.



                                                           /s/ Gregory E. Dunn

                                                           Gregory E. Dunn
                                                           Senior Vice President